                                 EXHIBIT (D)(3)

                   EXHIBIT A TO INVESTMENT ADVISORY AGREEMENT

                                EXHIBIT A TO THE

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                         INVESTMENT ADVISORY AGREEMENT


1.       TAX-EXEMPT PORTFOLIO.

         a.      Effective Date: May 1, 1989

         b. Management Fee: The management fee for this Portfolio, calculated in accordance with paragraph 5 of the Principal Preservation Portfolios, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.60 of 1% of the average daily net assets of the Portfolio up to $50 million, reducing to 0.50 of 1% for the next $200 million of average daily net assets, and 0.40 of 1% of average daily net assets in excess of $250 million.

2.       GOVERNMENT PORTFOLIO.

         a.      Effective Date: May 1, 1989.

         b. Management Fee: The management fee for this Portfolio, calculated in accordance with paragraph 5 of the Principal Preservation Portfolios, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.60 of 1% of the average daily net assets of the Portfolio up to $50 million, reducing to 0.50 of 1% for the next $200 million of average daily net assets, and 0.40 of 1% of average daily net assets in excess of $250 million.

3. S&P 100 PLUS PORTFOLIO.

         a.      Effective Date: May 1, 1996.

         b. Management Fee: The management fee for this Portfolio, calculated in accordance with paragraph 5 of the Principal Preservation Portfolios, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.575 of 1% of the average daily net assets of the Portfolio up to $20 million, 0.45 of 1% on the next $30 million, 0.40 of 1% on the next $50 million, 0.35 of 1% on the next $400 million and 0.30 of 1% on assets over $500 million.

4.       WISCONSIN TAX-EXEMPT PORTFOLIO.

         a.      Effective Date: June 13, 1994

         b. Management Fee: The management fee for this Portfolio, calculated in accordance with paragraph 5 of the Principal Preservation Portfolios, Inc.

                 Investment Advisory Agreement, shall be at an annual rate of
                 0.50 of 1% of the first $250 million of the average daily net assets of the Portfolio, and 0.40 of 1% on average daily net assets in excess of $250 million.

5.       SELECT VALUE PORTFOLIO.

         a.      Effective Date: August 24, 1994

         b. Management Fee: The management fee for this Portfolio, calculated in accordance with paragraph 5 of the Principal Preservation Portfolios, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.75 of 1% of the first $250 million of the average daily net assets of the Portfolio, and
                 0.65 of 1% on average daily net assets in excess of $250 million.

6.       PSE TECH 100 INDEX PORTFOLIO.

         a. Effective Date: Effective Date for Post-Effective Amendment No. 33 to Principal Preservation's Registration Statement on Form N-1A.

         b. Management Fee: The management fee for this Portfolio, calculated in accordance with paragraph 5 of the Principal Preservation Portfolios, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.50 of 1% of the first $50 million of the average daily net assets of the Portfolio, 0.30 of 1% of the next $200 million in net assets, 0.25 of 1% of the next $250 million in next assets, and 0.20 of 1% of net assets in excess of $500 million.

7.       MANAGED GROWTH PORTFOLIO.

         a. Effective Date: Effective Date of Post-Effective Amendment No. 46 to Principal Preservation's Registration Statement on Form N-1A (expected to be January 1, 1998)

         b. Management Fee: The management fee for this Portfolio, calculated in accordance with paragraph 5 of the Principal Preservation Portfolios, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.75 of 1% of the first $250 million of the average daily net assets of the Portfolio, and
                 0.65 of 1% on average daily net assets in excess of $250 million.


                                        2